Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement on Form S-3 No. 333-183388 of Energy Transfer Partners, L.P.
(2) Registration Statement on Form S-3 No. 333-173594 of Energy Transfer Partners, L.P.
(3) Registration Statement on Form S-3 No. 333-171697 of Energy Transfer Partners, L.P.
(4) Registration Statement on From S-4 No. 333-161706 of Energy Transfer Partners, L.P.
(5) Registration Statement on Form S-8 No. 333-159878 of Energy Transfer Partners, L.P.
(6) Registration Statement on Form S-8 No. 333-146338 of Energy Transfer Partners, L.P.

of our reports dated March 1, 2013, with respect to the consolidated financial statements of Sunoco Logistics Partners L.P., and the effectiveness of internal control over financial reporting of Sunoco Logistics Partners L.P. included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/Ernst & Young LLP
Philadelphia, Pennsylvania
March 1, 2013